                                                                   EXHIBIT 99.1r

               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS,  INC., a Maryland corporation
whose  principal  Maryland  office  is  located  in  Baltimore,   Maryland  (the
"Corporation"),  hereby  certifies to the State  Department of  Assessments  and
Taxation of Maryland that:

     FIRST:  The  Corporation  is  registered  as an open-end  company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the  Board of  Directors  of the  Corporation  has (i)  eliminated
Service  Class of shares and (ii)  increased in some cases and decreased in some cases  the  number  of  shares  of  capital  stock of  certain  series  that the
Corporation  has authority to issue in accordance  with Section  2-105(c) of the
Maryland General Corporation Law (the "Reallocation").

     THIRD:  Immediately  prior  to the  Reallocation  the  Corporation  had the authority  to issue  Three  Billion  (3,000,000,000)  shares of  capital  stock.
Following the  Reallocation,  the  Corporation  has the authority to issue Three
Billion (3,000,000,000) shares of capital stock.

     FOURTH:  The par value of shares of the Corporation's  capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH:  Immediately prior to the  Reallocation,  the aggregate par value of all  shares of stock that the  Corporation  was  authorized  to issue was Thirty
Million  Dollars  ($30,000,000).  After giving effect to the  Reallocation,  the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

     SIXTH: Immediately prior to the Reallocation,  the four (4) Series of stock of the  Corporation and the number of shares and aggregate par value of each was as follows:

         SERIES                          NUMBER OF SHARES    AGGREGATE PAR VALUE
         ------                          ----------------    -------------------

Strategic Allocation: Conservative Fund     800,000,000           $8,000,000

Strategic Allocation: Moderate Fund         800,000,000           $8,000,000

Strategic Allocation: Aggressive Fund       800,000,000           $8,000,000

Newton Fund                                  50,000,000            $ 500,000

                                       1

     SEVENTH:  Immediately prior to the  Reallocation,  the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                                NUMBER OF
                                                 SHARES            AGGREGATE
    SERIES NAME            CLASS NAME           ALLOCATED          PAR VALUE
    -----------            ----------           ---------          ---------

Strategic Allocation:      Investor           350,000,000          $3,500,000
  Conservative Fund        Institutional      150,000,000           1,500,000
                           Service                      0                   0
                           A                   25,000,000             250,000
                           B                   25,000,000             250,000
                           C                   25,000,000             250,000
                           R                   25,000,000             250,000
                           Advisor            200,000,000           2,000,000

Strategic Allocation:      Investor           350,000,000          $3,500,000
  Moderate Fund            Institutional      150,000,000           1,500,000
                           Service                      0                   0
                           Advisor            200,000,000           2,000,000
                           A                   25,000,000             250,000
                           B                   25,000,000             250,000
                           C                   25,000,000             250,000
                           R                   25,000,000             250,000

Strategic Allocation:      Investor           350,000,000          $3,500,000
  Aggressive Fund          Institutional      150,000,000           1,500,000
                           Service                      0                   0
                           Advisor            200,000,000           2,000,000
                           A                   25,000,000             250,000
                           B                   25,000,000             250,000
                           C                   25,000,000             250,000
                           R                   25,000,000             250,000

Newton Fund                Investor            50,000,000            $500,000

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors of the  Corporation  has  allocated  Three
Billion  (3,000,000,000)  shares of the Three Billion  (3,000,000,000) shares of authorized capital stock of the Corporation.  As a result of the action taken by
the  Board  of  Directors   referenced  in  Article  SECOND  of  these  Articles
Supplementary, the four (4) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                       2

         SERIES                           NUMBER OF SHARES   AGGREGATE PAR VALUE
         ------                           ----------------   -------------------

Strategic Allocation: Conservative Fund       800,000,000          $8,000,000

Strategic Allocation: Moderate Fund         1,350,000,000         $13,500,000

Strategic Allocation: Aggressive Fund         800,000,000          $8,000,000

Newton Fund                                    50,000,000           $ 500,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the  Corporation (a) has duly  established  classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of Directors, the Classes of shares of the four (4) Series of stock of the
Corporation  and the  number of  shares  and  aggregate  par value of each is as follows:

                                                NUMBER OF
                                                 SHARES            AGGREGATE
    SERIES NAME            CLASS NAME           ALLOCATED          PAR VALUE
    -----------            ----------           ---------          ---------

Strategic Allocation:      Investor             350,000,000       $3,500,000
  Conservative Fund        Institutional        150,000,000        1,500,000
                           A                     25,000,000          250,000
                           B                     25,000,000          250,000
                           C                     25,000,000          250,000
                           R                     25,000,000          250,000
                           Advisor              200,000,000        2,000,000

Strategic Allocation:      Investor             500,000,000       $5,000,000
  Moderate Fund            Institutional        350,000,000       31,500,000
                           Advisor              250,000,000        2,500,000
                           A                    100,000,000        1,000,000
                           B                     50,000,000          500,000
                           C                     50,000,000          500,000
                           R                     50,000,000         5050,000

Strategic Allocation:     Investor              350,000,000       $3,500,000
  Aggressive Fund         Institutional         150,000,000        1,500,000
                           Advisor              200,000,000        2,000,000
                           A                     25,000,000          250,000
                           B                     25,000,000          250,000
                           C                     25,000,000          250,000
                           R                     25,000,000          250,000

Newton Fund                Investor              50,000,000         $500,000

                                       3

     TENTH:  Except  as  otherwise  provided  bhe  express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF, AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS,  INC. has
caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its  behalf  by its  Vice  President  and  attested  to by its  Assistant
Secretary on this 13th day of December, 2005.

                                         AMERICAN CENTURY
ATTEST:                                  STRATEGIC ASSET ALLOCATIONS, INC.

/s/ Otis H. Cowan                        /s/ Charles A. Etherington
-----------------------------------      --------------------------------=------
Name:    Otis H. Cowan                   Name:   Charles A. Etherington
Title:   Assistant Secretary             Title:  Vice President

     THE  UNDERSIGNED  Vice  President  of  AMERICAN  CENTURY   STRATEGIC  ASSET
ALLOCATIONS,  INC.,  who executed on behalf of said  Corporation  the  foregoing
Articles Supplementary to the Charter, of which this certificate is made a part, hereby  acknowledges,  in the name of and on  behalf  of said  Corporation,  the foregoing Articles  Supplementary to the Charter to be the corporate act of said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  December 13, 2005                 /s/ Charles A. Etherington
                                          -------------------------------------
                                          Charles A. Etherington, Vice President